Exhibit 99

 LaserSight Benefits from Shareholder Derivative Suit; Files Re-Organization
                     Plan; Resumes Limited Manufacturing

    WINTER PARK, Fla., Jan. 6 /PRNewswire-FirstCall/ -- LaserSight, Incorporated (OTC Pink Sheets: LASEQ) announced that it had received the settlement proceeds from a Shareholder derivative suit which had been pending in the United States District Court, Southern District of New York. The original action, in which LaserSight was a nominal defendant, was filed pursuant to Section 16 of the Securities Exchange Act of 1934. The Company received, net of court ordered fees and costs, approximately $250,000 of the $400,000 settlement.

    On November 20, 2003, the Company filed its monthly operating report for the period October 1, 2003 through October 31, 2003 (the "Operating Report") and on December 19, 2003 filed its monthly operating report for the period November 1, 2003 through November 30, 2003; with the U.S. Bankruptcy Court for the Middle District of Florida -- Orlando Division -- (the "Bankruptcy Court"). Copies of the operating report may be obtained for a fee from the Bankruptcy Court's website located at http://www.flmb.uscourts.gov/.

    On January 5, 2004, the Company filed its Reorganization Plan ("Plan") with the U.S. Bankruptcy Court. The Plan was a result of negotiations with the various parties involved and provides in part for Debtor in Possession ("DIP") financing to be provided by New Industries Investment Consultants (H.K.) LTD ("NII"). NII is the Hong Kong based affiliate of Shenzhen New Industries Medical Development Co. ("Shenzhen New Industries"), Shenzhen, the People's Republic of China. Shenzhen New Industries is a company that specializes in advanced medical treatment services; medical device distribution and medical project investment and is the Company's largest customer. NII was the holder of LaserSight's Series H Convertible Preferred Stock issued during 2002. The Company has already received the first two transfers of funds from NII as part of the $2.0 million of DIP loans. Copies of the Plan may be obtained for a fee from the Bankruptcy Court's website.

    The Company's workforce has been recalled from its previously announced furlough and has commenced ordering inventory component parts and resumed limited manufacturing operations.

    As previously disclosed in its most recently filed SEC Form 10-Q Quarterly Report (Q1, May 15, 2003) and Form 10-K Annual Report, the Company indicated that it had suffered recurring losses from operations and has a significant accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The financial statements included in the previously filed SEC reports do not include any adjustments that might result from the outcome of these uncertainties, including the bankruptcy and subsequent reorganization.

    Once the Company's Plan is approved, the Company may be required to adopt "fresh start" reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Fresh-start reporting may result in material changes to the Company's balance sheet, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Plan (when and if approved) and valuation of equity based on the reorganization value of the ongoing business.

    This press release contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to consummation of a proposed transaction and commercialization of products, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward-looking statements contained in this press release. Such Filing includes, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.

    For additional information please contact:  LaserSight Incorporated
(407) 678-9900 Ext 117

SOURCE  LaserSight Incorporated
    -0-                             01/06/2004
    /CONTACT: LaserSight Incorporated, +1-407-678-9900, ext. 117/ /Photo: http://www.newscom.com/cgi-bin/prnh/20020514/LASELOGO
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    /Web site:  http://www.lasetech.com/
    (LASE)

CO:  LaserSight Incorporated
ST:  Florida
IN:  MTC OTC
SU:  RCN BCY LAW